Filed Pursuant to Rule 424(b)(3)

File Number 333-129626

PROSPECTUS SUPPLEMENT NO. 2
to Prospectus declared
effective on December 9, 2005
(Registration No. 333-129626)

ARTISTdirect, Inc.

This Prospectus Supplement No. 2 supplements our Prospectus declared effective on December 9, 2005. The securities that are the subject of the Prospectus have been registered for resale by certain of our investors.

This Prospectus Supplement includes the attached Current Report on Form 8-K of ARTISTdirect, Inc., as filed by us with the Securities and Exchange Commission.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is April 11, 2006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 7, 2006

ARTISTdirect, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30063	95-4760230
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1601 Cloverfield Boulevard, Suite 400 South
Santa Monica, California		90404-4082
(Address of principal executive offices)		(Zip Code)

(310) 956-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On April 7, 2006, ARTISTdirect, Inc., a Delaware corporation (the “Registrant”) entered into amendments to certain of the transaction documents governing the terms of the $15 million senior financing (“Senior Financing”) and the $30 million subordinated financing (“Sub Financing”) completed by the Registrant effective July 28, 2005 in conjunction with its acquisition of MediaDefender, Inc. In connection with the Senior Financing, the Registrant also issued a warrant to Libra FE, LP (“Libra”) with corresponding registration rights, as partial consideration for services Libra provided as a financial advisor to the Registrant in the transaction. The terms of these transactions were previously disclosed by the Registrant in a Current Report on Form 8-K filed with the Securities and Exchange Commission on August 3, 2005, and as subsequently amended.

With respect to the Senior Financing transaction documents, the following amendments were entered into by the Registrant:

(i)                                     Omnibus Amendment to Note and Warrant Purchase Agreement and Warrants to Purchase Common Stock (“Senior Omnibus”). The Senior Omnibus temporarily offers to reduce the exercise price of existing warrants held by the Senior Financing investors from $2.00 per share to $1.85 per share for a period from April 7, 2006 until April 30, 2006 only (the “Temporary EP Reduction Period”); provided, that any electing Senior Financing investor must pay the Registrant the aggregate exercise price for the Warrants entirely in cash or by wire transfer of immediately available funds to receive the reduced exercise price. The Registrant must use 25% of the aggregate net cash proceeds received by it from any electing Senior Financing investor during the Temporary EP Reduction Period to prepay a portion of the outstanding principal amount of such electing Senior Financing investor’s respective promissory note and pay concurrently all accrued and unpaid interest on such prepayment amount. In addition, the Senior Financing investors agreed to waive any anti-dilution adjustments that may be triggered in the existing warrants due to similar transactions with the Sub Financing investors and Libra, as described further in this Current Report (together with the transaction described above, the “Simultaneous Offer”). A copy of the Senior Omnibus is included with this Current Report as Exhibit 4.1.

(ii)                                  Amendment No. 1 to Registration Rights Agreement (“Senior Registration Amendment”). The Registrant previously filed a Registration Statement on Form SB-2 to cover the resale of securities issued to the Senior Financing investors, the Sub Financing investors and Libra, which was declared effective by the staff of the Securities and Exchange Commission (“Staff”) in December 2005 (the “SB-2”). The Senior Registration Amendment clarifies that a lapse in the effectiveness of the SB-2 due to the filing of a post-effective amendment by the Registrant to update year-end financial disclosures will not trigger any registration delay penalties, unless the lapse continues in excess of 45 days or if the Registrant fails to timely respond to Staff comments, if any, regarding the post-effective amendment filing. A copy of the Senior Registration Amendment is included with this Current Report as Exhibit 4.2.

(iii)                               Amendment No. 1 and Waiver to Note and Warrant Purchase Agreement (“Senior Amendment and Waiver”). The Senior Amendment and Waiver amends certain of the financial covenants contained in the Note and Warrant Purchase Agreement entered into by the Registrant and each of the Senior Financing investors on July 28, 2005 to address accounting treatment resulting from (A) the repricing of the warrants issued to the Senior Financing investors, the Sub Financing investors and Libra and (B) the classification of the outstanding warrants issued to the Senior Financing investors, the Sub Financing investors and Libra as a current liability in the Registrant’s financial statements, and any change in the carrying value thereto (together, the “Accounting Treatment”). The Senior Financing investors also agreed to waive any past technical default of the financial covenants related to the

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classification of the outstanding warrants issued to the Senior Financing investors, the Sub Financing investors and Libra as a current liability in the Registrant’s financial statements, and any change in the carrying value thereto. A copy of the Senior Amendment and Waiver is included with this Current Report as Exhibit 10.1.

With respect to the Sub Financing transaction documents, the following amendments were entered into by the Registrant:

(i)                                     Omnibus Amendment and Waiver to Notes and Warrants Issued Pursuant to Securities Purchase Agreement (“Sub Omnibus”). The Sub Omnibus permanently reduces the exercise price of existing warrants held by the Sub Financing investors from $1.55 per share to $1.43 per share;  provided, that any electing Sub Financing investor must pay the Registrant the aggregate exercise price for the Warrants entirely in cash or wire transfer of immediately available funds to receive the reduced exercise price. In addition, the Sub Financing investors agreed to waive any anti-dilution adjustments that may be triggered in the existing notes and warrants due to the Simultaneous Offer. A copy of the Sub Omnibus is included with this Current Report as Exhibit 4.3.

(ii)                                  Amendment No. 1 to Registration Rights Agreement (“Sub Registration Amendment”). The Sub Registration Amendment clarifies that a lapse in the effectiveness of the SB-2 due to the filing of a post-effective amendment by the Registrant to update year-end financial disclosures will not trigger any registration delay penalties, unless the lapse continues in excess of 45 days or if the Registrant fails to timely respond to Staff comments, if any, regarding the post-effective amendment filing. A copy of the Sub Registration Amendment executed by CCM Master Qualified Fund (“CCM”) is included with this Current Report as Exhibit 4.4 and a copy of the Sub Registration Amendment executed by DKR SoundShore Oasis Holding Fund, Ltd. (“DKR”) is included with this Current Report as Exhibit 4.5. Both documents are identical in content, other than the name of the signatory. CCM and DKR together hold a majority of the outstanding principal amount of the notes issued in the Sub Financing.

(iii)                               Amendment and Waiver to Convertible Subordinated Note (“Sub Note Amendment and Waiver”). The Sub Note Amendment and Waiver amends certain of the financial covenants contained in the convertible promissory notes delivered by the Registrant to each of the Sub Financing investors on July 28, 2005 to address accounting consequences triggered by the Accounting Treatment. The Sub Financing investors also agreed to waive any past technical defaults of the financial covenants related to the classification of the outstanding warrants issued to the Senior Financing investors, the Sub Financing investors and Libra as a current liability in the Registrant’s financial statements, and any change in the carrying value thereto. A copy of the Sub Note Amendment and Waiver executed by CCM is included with this Current Report as Exhibit 4.6 and a copy of the Sub Note Amendment and Waiver executed by DKR is included with this Current Report as Exhibit 4.7. Both documents are identical in content, other than the name of the signatory. CCM and DKR together hold a majority of the outstanding principal amount of the notes issued in the Sub Financing.

With respect to the Libra documents, the following amendments were entered into by the Registrant:

(i)                                     Amendment and Waiver. The Amendment and Waiver temporarily offers to reduce the exercise price of an existing warrant held by Libra from $2.00 per share to $1.85 per share during the Temporary EP Reduction Period; provided, that Libra must pay the Registrant the aggregate exercise price for the Warrants entirely in cash or by wire transfer of immediately available funds to receive the reduced exercise price. In addition, Libra agreed to waive any anti-dilution adjustments that may be triggered in the existing warrant due to the Simultaneous Offer. A copy of the Amendment and Waiver is included with this Current Report as Exhibit 4.8.

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(ii)                                  Amendment No. 1 to Registration Rights Agreement (“Libra Registration Amendment”). The Libra Registration Amendment clarifies that a lapse in the effectiveness of the SB-2 due to the filing of a post-effective amendment by the Registrant to update year-end financial disclosures will not trigger any registration delay penalties, unless the lapse continues in excess of 45 days or if the Registrant fails to timely respond to Staff comments, if any, regarding the post-effective amendment filing. A copy of the Libra Registration Amendment is included with this Current Report as Exhibit 4.9.

Item 8.01.                                          Other Events.

The Registrant was under a technical default of certain financial covenants contained in the Note and Warrant Purchase Agreement entered into with the Senior Financing investors and the convertible promissory notes issued to the Sub Financing investors on July 28, 2005. These technical defaults have been waived (for prior periods) and cured (for future periods) by the Senior Financing investors and the Sub Financing investors in the Senior Amendment and Waiver and the Sub Note Amendment and Waiver, respectively. Due to the receipt of these waivers from the Senior Financing investors and the Sub Financing investors, a triggering event causing an increase or acceleration of a direct financial obligation of the Registrant did not occur.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                 Exhibits.

A list of exhibits required to be filed as part of this Current Report is set forth under the “Exhibit Index,” which is set forth below and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTISTdirect, Inc.
(Registrant)

Date: April 10, 2006	By:	/s/ ROBERT N. WEINGARTEN

	Name:	Robert N. Weingarten
	Title:	Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Title

4.1	Omnibus Amendment to Note and Warrant Purchase Agreement and Warrants to Purchase Common Stock by and between the Registrant and the Senior Financing investors dated as of April 7, 2006.

4.2	Amendment No. 1 to Registration Rights Agreement by and between the Registrant and the Senior Financing investors dated as of April 7, 2006.

4.3	Omnibus Amendment and Waiver to Notes and Warrants Issued Pursuant to Securities Purchase Agreement by and between the Registrant and the Senior Financing investors dated as of April 7, 2006.

4.4	Amendment No. 1 to Registration Rights Agreement executed by the Registrant and CCM Master Qualified Fund dated as of April 7, 2006.

4.5	Amendment No. 1 to Registration Rights Agreement executed by the Registrant and DKR SoundShore Oasis Holding Fund, Ltd. dated as of April 7, 2006.

4.6	Amendment No. 1 and Waiver to Convertible Subordinated Note executed by the Registrant and CCM Master Qualified Fund dated as of April 7, 2006.

4.7	Amendment No. 1 and Waiver to Convertible Subordinated Note executed by the Registrant and DKR SoundShore Oasis Holding Fund, Ltd. dated as of April 7, 2006.

4.8	Amendment and Waiver entered into by and between the Registrant and Libra FE, LP dated as of April 7, 2006.

4.9	Amendment No. 1 to Registration Rights Agreement entered into by and between the Registrant and Libra FE, LP dated as of April 7, 2006.

10.1	Amendment No. 1 and Waiver to Note and Warrant Purchase Agreement by and between the Registrant and the Senior Financing investors dated as of April 7, 2006.

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Exhibit 4.1

OMNIBUS AMENDMENT

TO NOTE AND WARRANT PURCHASE AGREEMENT AND

WARRANTS TO PURCHASE COMMON STOCK

THIS OMNIBUS AMENDMENT (“Omnibus Amendment”) is made and entered into as of this 7th day of April, 2006, by and among ARTISTdirect, Inc., a Delaware corporation (the “Company”), and the undersigned Purchasers. Capitalized terms used herein and undefined shall have the meanings set forth in that certain NP Agreement (defined in the Recitals below).

RECITALS:

WHEREAS, reference is made to that certain Note and Warrant Purchase Agreement dated as of July 28, 2005 (the “NP Agreement”), by and among the Company and the Purchasers;

WHEREAS, the parties wish to provide for a temporary reduction in the exercise price of the shares of Common Stock underlying the Warrants, provided that a portion of the cash proceeds received by the Company related to any exercise of shares of Common Stock underlying the Warrants by any Purchaser shall be used by the Company to make a partial prepayment of the outstanding principal amount of their respective Note;

WHEREAS, Section 13(e) of the NP Agreement and Section 10 of the Warrants permit any provision of the NP Agreement and the Warrants, as applicable, to be amended upon the written consent of the holder or holders representing at least a majority of the principal amount of the Notes outstanding;

WHEREAS, the undersigned Purchasers hold one hundred percent (100%) of the principal amount of the Notes outstanding.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements herein contained and for other good and valuable consideration, the parties hereto agree as follows:

1.             AMENDMENT TO NP AGREEMENT. Notwithstanding anything contained in Section 3(c) of the NP Agreement to the contrary, with respect to the Temporary EP Reduction (as described in Section 2(a) below) only, the Purchasers agree that the Company need not allocate any partial prepayments in proportion to the respective unpaid principal amounts of the Notes.

2.             AMENDMENT TO WARRANTS.

(a)           Notwithstanding anything contained in Section 1(c) of the Warrants to the contrary, the parties agree that for the period from April 7, 2006 until April 30, 2006 only, the exercise price of the shares of Common Stock underlying the Warrants shall be $1.85 per share (the “Temporary EP Reduction”); provided, that, any Purchaser that elects to exercise any portion of their respective Warrant (an “Electing Purchaser”) during the period of the Temporary EP Reduction must (i) return an irrevocable exercise notice to the Company by no later than the end of business on April 30, 2006 (a “Notice”) and (ii) make all payments to the Company covering the aggregate exercise price of the shares of Common Stock underlying the Warrants set forth in a Notice by cash payment or wire transfer of immediately available funds by no later than the end of business on April 30, 2006.

(b)           The Company agrees that twenty-five percent (25%) of the aggregate net cash proceeds received by it from any Electing Purchaser during the period of the Temporary EP Reduction only, shall be applied to the prepayment of an equal amount of the outstanding principal amount of such Electing

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Purchaser’s respective Note. In addition, the Company agrees to pay all accrued and unpaid interest with respect to any prepayment amount on the same date as the prepayment of the Notes pursuant to this Section 2(b), which shall be no later than the end of business on May 2, 2006.

(c)           The parties agree that each Electing Purchaser shall return their Note to the Company so that it may mark such Note with a notation to properly indicate that a portion of the outstanding principal amount has been prepaid in accordance with the terms of this Ominbus Amendment and the terms set forth in Section 3(c) of the NP Agreement.

3.             WAIVER. The parties acknowledge that the Company is also offering (a) a permanent reduction in the exercise price of warrants issued on July 28, 2005 to holders of subordinated debt from an exercise price of $1.55 per share to $1.43 per share and (b) a temporary reduction in the exercise price of warrants issued on July 28, 2005 to Libra FE, LP. from an exercise price of $2.00 per share to $1.85 per share, from April 7, 2006 until April 30, 2006 (collectively, the “Simultaneous Offer”). The Purchasers hereby agree to forever waive any anti-dilution adjustments set forth in Section 2 of the Warrants triggered with respect to the Simultaneous Offer only.

4.             CONFLICTS. Except as expressly set forth in this Omnibus Amendment, the terms and provisions of the NP Agreement and the Warrants shall continue unmodified and in full force and effect. In the event of any conflict between this Omnibus Amendment and the NPA Agreement or the Warrants, this Omnibus Amendment shall control.

5.             GOVERNING LAW. This Omnibus Amendment shall be governed and construed under the laws of the State of New York, and shall be binding on and shall inure to the benefit of the parties and their respective successors and permitted assigns.

6.             COUNTERPARTS. This Omnibus Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[Remainder of page left blank intentionally.]

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IN WITNESS WHEREOF, the parties hereto have executed this Omnibus Amendment as of the date first set forth above.

COMPANY:

ARTISTdirect, Inc.

By:	/s/ Robert N. Weingarten

Name:	Robert N. Weingarten

Title:	Chief Financial Officer

PURCHASERS:

JMB Capital Partners, L.P.

By:	/s/ Cyrus Hadidi

Name:	Cyrus Hadidi

Title:	Partner

JMG Capital Partners, L.P.

By:	/s/ [ILLEGIBLE]

Name:	[ILLEGIBLE]

Title:	[ILLEGIBLE]

JMG Triton Offshore Fund, Ltd.

By:	/s/ [ILLEGIBLE]

Name:	[ILLEGIBLE]

Title:	[ILLEGIBLE]

CCM Master Qualified Fund, Ltd.

By:	/s/ Clint D. Coghill

Name:	Clint D. Coghill

Title:	Director

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Exhibit 4.2

AMENDMENT NO. 1

TO REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 (“Amendment”) is made and entered into as of this 7th day of April, 2006, by and among ARTISTdirect, Inc., a Delaware corporation (the “Company”), and the undersigned Buyers. Capitalized terms used herein and undefined shall have the meanings set forth in that certain Senior Registration Rights Agreement (defined in the Recitals below).

RECITALS:

WHEREAS, reference is made to that certain Registration Rights Agreement dated as of July 28, 2005 (the “Senior Registration Rights Agreement”), by and among the Company and the Buyers;

WHEREAS, a resale registration statement on Form SB-2 filed with the Securities and Exchange Commission (“SEC”) by the Company was declared effective by the staff of the SEC (the “Staff”) on December 9, 2005 (the “Form SB-2”);

WHEREAS, the Form SB-2 covers the resale of the Registrable Securities purchased by the Buyers from the Company;

WHEREAS, pursuant to the rules set forth under the Securities Act of 1933, as amended (the “Act”), the Company is required to file with the SEC a post-effective amendment to the Form SB-2 in order to update disclosures and to include the Company’s year-end audited financial information contained in its Form 10-KSB (each, a “10-KSB Post-Effective Amendment”);

WHEREAS, a 10-KSB Post-Effective Amendment is subject to review and comment by the Staff (a “Review Period”);

WHEREAS, resales of the Registrable Securities cannot be effected by the Buyers pursuant to the Form SB-2 during a Review Period (an “Effectiveness Lapse”);

WHEREAS, the undersigned Buyer and the Company wish to clarify and agree that an Effectiveness Lapse that is triggered solely by the filing of a 10-KSB Post-Effective Amendment shall not be deemed a Maintenance Failure under Section 2f. of the Senior Registration Rights Agreement, unless such Effectiveness Lapse exceeds a period of forty-five (45) days;

WHEREAS, Section 10 of the Senior Registration Rights Agreement permits any provision of the Senior Registration Rights Agreement to be amended upon the written consent of the holder or holders representing at least a majority of the principal amount of the Notes outstanding;

WHEREAS, pursuant to the terms of the Senior Registration Rights Agreement, any amendment of a provision of the Senior Registration Rights Agreement by the holder or holders representing at least a majority of the principal amount of the Notes outstanding shall be binding on all of the other Buyers; and

WHEREAS, the undersigned Buyers hold one hundred percent (100%) of the principal amount of the Notes outstanding.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements herein contained and for other good and valuable consideration, the parties hereto agree as follows:

1

1.             AMENDMENT.

(a)           Section 2.f.            Notwithstanding anything contained in Section 2.f. of the Senior Registration Rights Agreement to the contrary, the Buyers agree that any Effectiveness Lapse that is triggered solely by the filing with the SEC of a 10-KSB Post-Effective Amendment shall not be deemed a Maintenance Failure until the Allowable Grace Period set forth in Section 1(c) below has expired. The Company further agrees to respond to any Staff comments relating to a 10-KSB Post-Effective Amendment that is received during the Review Period by no later than 5:30 p.m. Eastern Time on the seventh (7th) Business Day following receipt of any such Staff comments (the “Response Deadline”). In the event the Company fails to respond to any such Staff comments by the Response Deadline, such failure shall then be treated as a Maintenance Failure under Section 2.f of the Senior Registration Rights Agreement for purposes of Registration Delay Payments but such failure to respond shall not be considered an Event of Default under Section 8(c) of the Note and Warrant Purchase Agreement dated as of July 28, 2005 between Company, Buyer and the other parties thereto. For purposes of calculating any Registration Delay Payments pursuant to this Section 1(a) only, penalties shall accrue beginning the earlier of (i) the date immediately after the date the Allowable Grace Period expires or (ii) the date immediately after the date the Company fails to meet the Response Deadline, as applicable.

(b)           Section 3.b.           Notwithstanding anything contained in Section 3.b. of the Senior Registration Rights Agreement to the contrary, the Buyers agree that the Company shall have ten (10) Business Days following the filing with the SEC of its Form 10-KSB to file a 10-KSB Post-Effective Amendment; provided, however, that in the event that the Company does not file a 10-KSB on or prior to the date such filing is required by the SEC, but does file a valid request for extension under 12b-25 prior to such date, the Company may extend the ten (10) Business Day period referenced above for a maximum of up to five (5) additional Business Days after the date that such filing is required to be made under the SEC rules and regulations. In no event shall the Company be permitted to file the 10-KSB Post-Effective Amendment more than fifteen (15) Business Days after the date that the Form 10-KSB is required to be filed under the SEC rules and regulations.

(c)           Section 3.o.           Notwithstanding anything contained in Section 3.o. of the Senior Registration Rights Agreement to the contrary, the Buyers agree that the period of time from the filing with the SEC of a 10-KSB Post-Effective Amendment until the declaration of effectiveness of such 10-KSB Post-Effective Amendment by the Staff shall be deemed an Allowable Grace Period; provided, however, the Allowable Grace Period relating to the filing with the SEC of a 10-KSB Post-Effective Amendment and having such 10-KSB Post-Effective Amendment declared effective shall not exceed a period of forty-five (45) days. The measurement period of the Allowable Grace Period for the 10-KSB Post Effective Amendment shall begin to run on the earlier of (i) the date that the 10-KSB Post-Effective Amendment is filed by the Company with the SEC or (ii) the date on which the 10-KSB Post-Effective Amendment is permitted to be filed under (b) above.

2.             CONFLICTS. Except as expressly set forth in this Amendment, the terms and provisions of the Senior Registration Rights Agreement shall continue unmodified and in full force and effect. In the event of any conflict between this Amendment and the Senior Registration Rights Agreement, this Amendment shall control.

3.             GOVERNING LAW. This Amendment shall be governed and construed under the laws of the State of New York, and shall be binding on and shall inure to the benefit of the parties and their respective successors and permitted assigns.

4.             COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

COMPANY:

ARTISTdirect, Inc.

By:	/s/ Robert N. Weingarten

Name:	Robert N. Weingarten

Title:	Chief Financial Officer

BUYERS:

JMB Capital Partners, L.P.

By:	/s/ Cyrus Hadidi

Name:	Cyrus Hadidi

Title:	Partner

JMG Capital Partners, L.P.

By:	/s/ [ILLEGIBLE]

Name:	[ILLEGIBLE]

Title:	[ILLEGIBLE]

JMG Triton Offshore Fund, Ltd.

By:	/s/ [ILLEGIBLE]

Name:	[ILLEGIBLE]

Title:	[ILLEGIBLE]

CCM Master Qualified Fund, Ltd.

By:	/s/ Clint D. Coghill

Name:	Clint D. Coghill

Title:	Director

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Exhibit 4.3

OMNIBUS AMENDMENT AND WAIVER

TO NOTES AND WARRANTS ISSUED PURSUANT TO

SECURITIES PURCHASE AGREEMENT

THIS OMNIBUS AMENDMENT AND WAIVER (“Omnibus Amendment”) is made and entered into as of this 7th day of April, 2006, by and among ARTISTdirect, Inc., a Delaware corporation (the “Company”), and the undersigned Buyers. Capitalized terms used herein and undefined shall have the meanings set forth in that certain SP Agreement (defined in the Recitals below).

RECITALS:

WHEREAS, reference is made to that certain Securities Purchase Agreement dated as of July 28, 2005 (the “SP Agreement”), by and among the Company and the Buyers;

WHEREAS, the parties wish to provide for a permanent reduction in the exercise price of the shares of Common Stock underlying the Warrants solely upon a cash exercise thereof;

WHEREAS, Section 17 of the Notes permit any provision of the Notes to be amended upon the written consent of the holder or holders representing at least a majority of the principal amount of the Notes outstanding;

WHEREAS, Section 10 of the Warrants permit any provision of the Warrants to be amended upon the written consent of each holder of the Warrants;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements herein contained and for other good and valuable consideration, the parties hereto agree as follows:

1.             AMENDMENT TO WARRANTS.

(a)           Notwithstanding anything contained in Section 1(b) of the Warrants to the contrary, the parties agree that the exercise price of the shares of Common Stock underlying the Warrants shall be $1.43 per share (the “Reduced Price”) for cash exercise and shall remain at $1.55 per share for cashless exercise.

(b)           The parties acknowledge that any exercise of Warrants by a Buyer may subject such Buyer to certain applicable ownership percentage limitations set forth in each respective Note and Warrant.

2.             WAIVER OF ANTI-DILUTION PROVISIONS IN NOTES AND WARRANTS. The parties acknowledge that the Company is also offering a temporary reduction in the exercise price of warrants issued on July 28, 2005 to holders of senior debt and Libra FE, LP from an exercise price of $2.00 per share to $1.85 per share, from April 7, 2006 until April 30, 2006 (collectively, the “Simultaneous Offer”). The Buyers hereby agree to forever waive any anti-dilution or other pricing adjustments set forth in Section 7 of the Notes and Section 2 of the Warrants that are or may be triggered with respect to the Simultaneous Offer and with respect to the amendment contained in Section 1 of this Omnibus Amendment only.

3.             EFFECTIVENESS. This Omnibus Amendment shall be effective as to all Buyers upon the execution of Buyers holding at least a majority of the principal amount of the Notes outstanding; provided, that, the waiver contained in Section 2 above shall be effective as to each Buyer only upon their execution of this Omnibus Amendment.

4.             CONFLICTS. Except as expressly set forth in this Omnibus Amendment, the terms and provisions of the Notes and the Warrants shall continue unmodified and in full force and effect. In the event of any conflict between this Omnibus Amendment and the Notes or the Warrants, this Omnibus Amendment shall control.

5.             GOVERNING LAW. This Omnibus Amendment shall be governed and construed under the laws of the State of New York, and shall be binding on and shall inure to the benefit of the parties and their respective successors and permitted assigns.

6.             COUNTERPARTS. This Omnibus Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[Remainder of page left blank intentionally.]

IN WITNESS WHEREOF, the parties hereto have executed this Omnibus Amendment as of the date first set forth above.

COMPANY:

ARTISTdirect, Inc.

By:	/s/ Robert N. Weingarten

Name:	Robert N. Weingarten

Title:	Chief Financial Officer

BUYERS:

CCM Master Qualified Fund, Ltd.

By:	/s/ Clint D. Coghill

Name:	Clint D. Coghill

Title:	Director

DKR Soundshore Oasis Holding Fund, Ltd.

By:	/s/ Barbara Burger

Name:	Barbara Burger

Title:	Director

JLF Partners I, LP

By:	/s/ Jeff Feinberg

Name:	Jeff Feinberg

Title:	Managing Member – President

JLF Partners II, LP

By:	/s/ Jeff Feinberg

Name:	Jeff Feinberg

Title:	Managing Member – President

JLF Offshore Fund, Ltd.

By:	/s/ Jeff Feinberg

Name:	Jeff Feinberg

Title:	Managing Member – President

Randy Saaf

By:	/s/ Randy Saaf

Octavio Herrera

By:	/s/ Octavio Herrera

Michael Rapp

By:	/s/ Michael Rapp

Philip Wagenheim

By:	/s/ Philip Wagenheim

Karl Brenza

By:	/s/ Karl Brenza

Jeffrey Meshel

By:	/s/ Jeffrey Meshel

Cliff Chapman

By:	/s/ Cliff Chapman

Longview Fund, L.P.

By:	/s/ S. Michael Rudolph

Name:	S. Michael Rudolph

Title:	CFO - Investment Advisor

Longview Equity Fund, L.P.

By:	/s/ Wayne Coleson

Name:	Wayne Coleson

Title:	Investment Manager

Longview International Equity Fund, L.P.

By:	/s/ Wayne Coleson

Name:	Wayne Coleson

Title:	Investment Manager

Exhibit 4.4

AMENDMENT NO. 1

TO REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 (“Amendment”) is made and entered into as of this 7th day of April, 2006, by and among ARTISTdirect, Inc., a Delaware corporation (the “Company”), and CCM Master Qualified Fund, Ltd. (the “Buyer”). Capitalized terms used herein and undefined shall have the meanings set forth in that certain Sub-debt Registration Rights Agreement (defined in the Recitals below).

RECITALS:

WHEREAS, reference is made to that certain Registration Rights Agreement dated as of July 28, 2005 (the “Sub-debt Registration Rights Agreement”), by and among the Company and the Buyers;

WHEREAS, a resale registration statement on Form SB-2 filed with the Securities and Exchange Commission (“SEC”) by the Company was declared effective by the staff of the SEC (the “Staff”) on December 9, 2005 (the “Form SB-2”);

WHEREAS, the Form SB-2 covers the resale of the Registrable Securities purchased by the Buyers from the Company;

WHEREAS, pursuant to the rules set forth under the Securities Act of 1933, as amended (the “Act”), the Company is required to file with the SEC a post-effective amendment to the Form SB-2 in order to update disclosures and to include the Company’s year-end audited financial information contained in its Form 10-KSB (each, a “10-KSB Post-Effective Amendment”);

WHEREAS, a 10-KSB Post-Effective Amendment is subject to review and comment by the Staff (a “Review Period”);

WHEREAS, resales of the Registrable Securities cannot be effected by the Buyers pursuant to the Form SB-2 during a Review Period (an “Effectiveness Lapse”);

WHEREAS, the undersigned Buyers and the Company wish to clarify and agree that an Effectiveness Lapse that is triggered solely by the filing of a 10-KSB Post-Effective Amendment shall not be deemed a Maintenance Failure under Section 2f. of the Sub-debt Registration Rights Agreement, unless such Effectiveness Lapse exceeds a period of forty-five (45) days;

WHEREAS, Section 10 of the Sub-debt Registration Rights Agreement permits any provision of the Sub-debt Registration Rights Agreement to be amended upon the written consent of the holder or holders representing at least a majority of the principal amount of the Notes outstanding;

WHEREAS, pursuant to the terms of the Sub-debt Registration Rights Agreement, any amendment of a provision of the Sub-debt Registration Rights Agreement by the holder or holders representing at least a majority of the principal amount of the Notes outstanding shall be binding on all of the other Buyers; and

WHEREAS, the Buyer holds $13,000,000 of the principal amount of the Notes outstanding.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements herein contained and for other good and valuable consideration, the parties hereto agree as follows:

1

1.             AMENDMENT.

(a)           Section 2.f.            Notwithstanding anything contained in Section 2.f. of the Sub-debt Registration Rights Agreement to the contrary, the Buyers agree that any Effectiveness Lapse that is triggered solely by the filing with the SEC of a 10-KSB Post-Effective Amendment shall not be deemed a Maintenance Failure until the Allowable Grace Period set forth in Section 1(c) below has expired. The Company further agrees to respond to any Staff comments relating to a 10-KSB Post-Effective Amendment that is received during the Review Period by no later than 5:30 p.m. Eastern Time on the seventh (7th) Business Day following receipt of any such Staff comments (the “Response Deadline”). In the event the Company fails to respond to any such Staff comments by the Response Deadline, such failure shall then be treated as a Maintenance Failure under Section 2.f of the Sub-debt Registration Rights Agreement for purposes of Registration Delay Payments only. For purposes of calculating any Registration Delay Payments pursuant to this Section 1(a) only, penalties shall not begin to accrue until the date the Allowable Grace Period expires or the date of the Response Deadline, as applicable.

(b)           Section 3.b.           Notwithstanding anything contained in Section 3.b. of the Sub-debt Registration Rights Agreement to the contrary, the Buyers agree that the Company shall have ten (10) Business Days following the filing with the SEC of its Form 10-KSB to file a 10-KSB Post-Effective Amendment; provided, however, that in the event that the Company does not file a 10-KSB on the due date, the Company shall only have five (5) Business Days in the event it files a 12b-25 extension.

(c)           Section 3.o.           Notwithstanding anything contained in Section 3.o. of the Sub-debt Registration Rights Agreement to the contrary, the Buyers agree that the period of time from the filing with the SEC of a 10-KSB Post-Effective Amendment until the declaration of effectiveness of such 10-KSB Post-Effective Amendment by the Staff shall be deemed an Allowable Grace Period; provided, however, the Allowable Grace Period relating to the filing with the SEC of a 10-KSB Post-Effective Amendment and having such Post-Effective Amendment declared effective shall not exceed a period of forty-five (45) days. The measurement period shall begin to run on the date that the 10-KSB Post-Effective Amendment is filed by the Company with the SEC.

2.             CONFLICTS. Except as expressly set forth in this Amendment, the terms and provisions of the Sub-debt Registration Rights Agreement shall continue unmodified and in full force and effect. In the event of any conflict between this Amendment and the Sub-debt Registration Rights Agreement, this Amendment shall control.

3.             GOVERNING LAW. This Amendment shall be governed and construed under the laws of the State of New York, and shall be binding on and shall inure to the benefit of the parties and their respective successors and permitted assigns.

4.             COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[Remainder of page left blank intentionally.]

2

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

COMPANY:

ARTISTdirect, Inc.

By:	/s/ Robert N. Weingarten

Name:	Robert N. Weingarten

Title:	Chief Financial Officer

BUYER:

CCM Master Qualified Fund, Ltd.

By:	/s/ Clint D. Coghill

Name:	Clint D. Coghill

Title:	Director

3

Exhibit 4.5

AMENDMENT NO. 1

TO REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 (“Amendment”) is made and entered into as of this 7th day of April, 2006, by and among ARTISTdirect, Inc., a Delaware corporation (the “Company”), and DKR SoundShore Oasis Holding Fund Ltd. (the “Buyer”). Capitalized terms used herein and undefined shall have the meanings set forth in that certain Sub-debt Registration Rights Agreement (defined in the Recitals below).

RECITALS:

WHEREAS, reference is made to that certain Registration Rights Agreement dated as of July 28, 2005 (the “Sub-debt Registration Rights Agreement”), by and among the Company and the Buyers;

WHEREAS, a resale registration statement on Form SB-2 filed with the Securities and Exchange Commission (“SEC”) by the Company was declared effective by the staff of the SEC (the “Staff”) on December 9, 2005 (the “Form SB-2”);

WHEREAS, the Form SB-2 covers the resale of the Registrable Securities purchased by the Buyers from the Company;

WHEREAS, pursuant to the rules set forth under the Securities Act of 1933, as amended (the “Act”), the Company is required to file with the SEC a post-effective amendment to the Form SB-2 in order to update disclosures and to include the Company’s year-end audited financial information contained in its Form 10-KSB (each, a “10-KSB Post-Effective Amendment”);

WHEREAS, a 10-KSB Post-Effective Amendment is subject to review and comment by the Staff (a “Review Period”);

WHEREAS, resales of the Registrable Securities cannot be effected by the Buyers pursuant to the Form SB-2 during a Review Period (an “Effectiveness Lapse”);

WHEREAS, the undersigned Buyers and the Company wish to clarify and agree that an Effectiveness Lapse that is triggered solely by the filing of a 10-KSB Post-Effective Amendment shall not be deemed a Maintenance Failure under Section 2f. of the Sub-debt Registration Rights Agreement, unless such Effectiveness Lapse exceeds a period of forty-five (45) days;

WHEREAS, Section 10 of the Sub-debt Registration Rights Agreement permits any provision of the Sub-debt Registration Rights Agreement to be amended upon the written consent of the holder or holders representing at least a majority of the principal amount of the Notes outstanding;

WHEREAS, pursuant to the terms of the Sub-debt Registration Rights Agreement, any amendment of a provision of the Sub-debt Registration Rights Agreement by the holder or holders representing at least a majority of the principal amount of the Notes outstanding shall be binding on all of the other Buyers; and

WHEREAS, the Buyer holds $6,880,000 of the principal amount of the Notes outstanding.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements herein contained and for other good and valuable consideration, the parties hereto agree as follows:

1

1.             AMENDMENT.

(a)           Section 2.f.            Notwithstanding anything contained in Section 2.f. of the Sub-debt Registration Rights Agreement to the contrary, the Buyers agree that any Effectiveness Lapse that is triggered solely by the filing with the SEC of a 10-KSB Post-Effective Amendment shall not be deemed a Maintenance Failure until the Allowable Grace Period set forth in Section 1(c) below has expired. The Company further agrees to respond to any Staff comments relating to a 10-KSB Post-Effective Amendment that is received during the Review Period by no later than 5:30 p.m. Eastern Time on the seventh (7th) Business Day following receipt of any such Staff comments (the “Response Deadline”). In the event the Company fails to respond to any such Staff comments by the Response Deadline, such failure shall then be treated as a Maintenance Failure under Section 2.f of the Sub-debt Registration Rights Agreement for purposes of Registration Delay Payments only. For purposes of calculating any Registration Delay Payments pursuant to this Section 1(a) only, penalties shall not begin to accrue until the date the Allowable Grace Period expires or the date of the Response Deadline, as applicable.

(b)           Section 3.b.           Notwithstanding anything contained in Section 3.b. of the Sub-debt Registration Rights Agreement to the contrary, the Buyers agree that the Company shall have ten (10) Business Days following the filing with the SEC of its Form 10-KSB to file a 10-KSB Post-Effective Amendment; provided, however, that in the event that the Company does not file a 10-KSB on the due date, the Company shall only have five (5) Business Days in the event it files a 12b-25 extension.

(c)           Section 3.o.           Notwithstanding anything contained in Section 3.o. of the Sub-debt Registration Rights Agreement to the contrary, the Buyers agree that the period of time from the filing with the SEC of a 10-KSB Post-Effective Amendment until the declaration of effectiveness of such 10-KSB Post-Effective Amendment by the Staff shall be deemed an Allowable Grace Period; provided, however, the Allowable Grace Period relating to the filing with the SEC of a 10-KSB Post-Effective Amendment and having such Post-Effective Amendment declared effective shall not exceed a period of forty-five (45) days. The measurement period shall begin to run on the date that the 10-KSB Post-Effective Amendment is filed by the Company with the SEC.

2.             CONFLICTS. Except as expressly set forth in this Amendment, the terms and provisions of the Sub-debt Registration Rights Agreement shall continue unmodified and in full force and effect. In the event of any conflict between this Amendment and the Sub-debt Registration Rights Agreement, this Amendment shall control.

3.             GOVERNING LAW. This Amendment shall be governed and construed under the laws of the State of New York, and shall be binding on and shall inure to the benefit of the parties and their respective successors and permitted assigns.

4.             COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[Remainder of page left blank intentionally.]

2

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

COMPANY:

ARTISTdirect, Inc.

By:	/s/ Robert N. Weingarten

Name:	Robert N. Weingarten

Title:	Chief Financial Officer

BUYER:

DKR SoundShore Oasis Holding Fund Ltd.

By:	/s/ Barbara Burger

Name:	Barbara Burger

Title:	Director

3

Exhibit 4.6

AMENDMENT NO. 1

AND WAIVER

TO CONVERTIBLE SUBORDINATED NOTE

THIS AMENDMENT NO. 1 AND WAIVER (“Amendment and Waiver”) is made and entered into as of this 7th day of April, 2006, by and among ARTISTdirect, Inc., a Delaware corporation (the “Company”), and CCM Master Qualified Fund Ltd. (“Buyer”). Capitalized terms used herein and undefined shall have the meanings set forth in the Securities Purchase Agreement (defined in the Recitals below).

RECITALS:

WHEREAS, reference is made to that certain Securities Purchase Agreement dated as of July 28, 2005 by and between the Company and the Buyers (the “Securities Purchase Agreement”);

WHEREAS, pursuant to the terms of the Securities Purchase Agreement, the Company issued a convertible subordinated note on July 28, 2005 to each of the Buyers (collectively, the “Subordinated Notes”);

WHEREAS, the parties wish to amend Sections 8(f)(i), 8(f)(iii), 8(f)(iv) and 8(f)(v) of the Subordinated Notes;

WHEREAS, Section 17 of the Subordinated Notes permits any provision of the Subordinated Notes to be amended upon the written consent of the holder or holders representing at least a majority of the principal amount of the Subordinated Notes outstanding;

WHEREAS, pursuant to the terms of the Subordinated Notes, any amendment of a provision of the Subordinated Notes by the holder or holders representing at least a majority of the principal amount of the Subordinated Notes outstanding shall be binding on all of the other Buyers; and

WHEREAS, the Buyer holds $13,000,000 of the principal amount of the Subordinated Notes outstanding.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreement herein contained and for other good and valuable consideration, the parties hereto agree as follows:

1.             AMENDMENT.

(a)           Section 8(f)(i) of the Subordinated Notes shall be amended and restated in its entirety as follows:

“Minimum Working Capital. The Company will not permit its Consolidated Working Capital, calculated as of the last day of any fiscal quarter ending after the Closing Date, to be less than $750,000. For purposes of this Section 8(f)(i) only, the calculation of Consolidated Working Capital shall exclude any warrant liability or change therein and any effect on the financial statements of the Company resulting from or otherwise related to (i) the Omnibus Amendment dated as of the date hereof involving the Warrants, (ii) the repricing of the warrants on the date hereof that were issued by the Company on July 28, 2005 pursuant to the Note and Warrant Purchase Agreement and to Libra FE, LP and (iii) any related amendment to or waiver dated as of the date hereof involving the Securities Purchase Agreement,

1

the Note and Warrant Purchase Agreement, any transaction document related thereto, or the registration rights agreement with Libra FE, LP.”

(b)           Section 8(f)(iii) of the Subordinated Notes shall be amended and restated in its entirety as follows:

“Minimum Leverage Ratio. The Company will not permit its Consolidated Leverage Ratio, calculated as of the end of any fiscal quarter ending after the Closing Date, to exceed (x) 3.00 for fiscal quarters ending on or before December 31, 2005, (y) 2.75 for fiscal quarters ending on or after March 31, 2006, and on or before December 31, 2006, or (z) 2.50 for fiscal quarters ending on or after March 31, 2007.  For purposes of this Section 8(f)(iii) only, the calculation of Consolidated Leverage Ratio shall exclude any warrant liability or change therein and any effect on the financial statements of the Company resulting from or otherwise related to (i) the Omnibus Amendment dated as of the date hereof involving the Warrants, (ii) the repricing of the warrants on the date hereof that were issued by the Company on July 28, 2005 pursuant to the Note and Warrant Purchase Agreement and to Libra FE, LP and (iii) any related amendment to or waiver dated as of the date hereof involving the Securities Purchase Agreement, the Note and Warrant Purchase Agreement, any transaction document related thereto, or the registration rights agreement with Libra FE, LP.”

(c)           Section 8(f)(iv) of the Subordinated Notes shall be amended and restated in its entirety as follows:

“Minimum EBITDA. The Company will not permit its Consolidated EBITDA for any fiscal quarter (calculated for the Test Period ending on the last day of such fiscal quarter; provided that for the Test Period ending on September 30, 2005, Consolidated EBITDA shall be (x) Consolidated EBITDA for the three-fiscal-quarter period ending on September 30, 2005 times (y) 4/3) to be less than (x) $5,000,000 for fiscal quarters ending on or before December 31, 2005, (y) $4,500,000 for fiscal quarters ending on or after March 31, 2006, and on or before December 31, 2006, or (z) $4,000,000 for fiscal quarters ending on or after March 31, 2007.  For purposes of this Section 8(f)(iv) only, the calculation of Consolidated EBITDA shall exclude any warrant liability or change therein and any effect on the financial statements of the Company resulting from or otherwise related to (i) the Omnibus Amendment dated as of the date hereof involving the Warrants, (ii) the repricing of the warrants on the date hereof that were issued by the Company on July 28, 2005 pursuant to the Note and Warrant Purchase Agreement and to Libra FE, LP and (iii) any related amendment to or waiver dated as of the date hereof involving the Securities Purchase Agreement, the Note and Warrant Purchase Agreement, any transaction document related thereto, or the registration rights agreement with Libra FE, LP.”

(d)           Section 8(f)(v) of the Subordinated Notes shall be amended and restated in its entirety as follows:

“Minimum Fixed Charge Coverage Ratio. The Company will not permit its Consolidated Fixed Charge Coverage Ratio for any fiscal quarter to be less than (x) 1.20 for fiscal quarters ending on or before December 31, 2005, or (y) 1.25 for fiscal quarters ending on or after March 31, 2006.  For purposes of this Section 8(f)(iv) only, the calculation of Consolidated Fixed Charge Coverage Ratio shall exclude any warrant liability or change therein and any effect on the financial statements of the Company resulting from or otherwise related to (i) the Omnibus Amendment dated as of the date hereof involving the Warrants, (ii) the repricing of the warrants on the date hereof that were issued by the Company on July 28, 2005 pursuant to the Note and Warrant Purchase Agreement and to Libra FE, LP and (iii) any related amendment to or waiver dated as of the date hereof involving the Securities Purchase Agreement,

2

the Note and Warrant Purchase Agreement, any transaction document related thereto, or the registration rights agreement with Libra FE, LP.”

2.             WAIVER. The Buyers agree to forever waive any Event of Default under the Notes that such Buyers are aware of that may have been triggered prior to the date hereof due to a breach of the negative covenant contained in Sections 8(f)(i), 8(f)(iii), 8(f)(iv) or 8(f)(v) of the Subordinated Notes resulting from any accrual of warrant liability.

3.             CONFLICTS. Except as expressly set forth in this Amendment and Waiver, the terms and provisions of the Subordinated Notes shall continue unmodified and in full force and effect. In the event of any conflict between this Amendment and Waiver and the Subordinated Notes, this Amendment and Waiver shall control.

4.             GOVERNING LAW. This Amendment and Waiver shall be governed and construed under the laws of the State of New York, and shall be binding on and shall inure to the benefit of the parties and their respective successors and permitted assigns.

5.             COUNTERPARTS. This Amendment and Waiver may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[Remainder of page left blank intentionally.]

3

IN WITNESS WHEREOF, the parties hereto have executed this Amendment and Waiver as of the date first set forth above.

COMPANY:

ARTISTdirect, Inc.

By:	/s/ Robert N. Weingarten

Name:	Robert N. Weingarten

Title:	Chief Financial Officer

BUYER:

CCM Master Qualified Fund Ltd.

By:	/s/ Clint D. Coghill

Name:	Clint D. Coghill

Title:	Director

4

Exhibit 4.7

AMENDMENT NO. 1

AND WAIVER

TO CONVERTIBLE SUBORDINATED NOTE

THIS AMENDMENT NO. 1 AND WAIVER (“Amendment and Waiver”) is made and entered into as of this 7th day of April, 2006, by and among ARTISTdirect, Inc., a Delaware corporation (the “Company”), and DKR SoundShore Oasis Holding Fund, Ltd. (“Buyer”). Capitalized terms used herein and undefined shall have the meanings set forth in the Securities Purchase Agreement (defined in the Recitals below).

RECITALS:

WHEREAS, reference is made to that certain Securities Purchase Agreement dated as of July 28, 2005 by and between the Company and the Buyers (the “Securities Purchase Agreement”);

WHEREAS, pursuant to the terms of the Securities Purchase Agreement, the Company issued a convertible subordinated note on July 28, 2005 to each of the Buyers (collectively, the “Subordinated Notes”);

WHEREAS, the parties wish to amend Sections 8(f)(i), 8(f)(iii), 8(f)(iv) and 8(f)(v) of the Subordinated Notes;

WHEREAS, Section 17 of the Subordinated Notes permits any provision of the Subordinated Notes to be amended upon the written consent of the holder or holders representing at least a majority of the principal amount of the Subordinated Notes outstanding;

WHEREAS, pursuant to the terms of the Subordinated Notes, any amendment of a provision of the Subordinated Notes by the holder or holders representing at least a majority of the principal amount of the Subordinated Notes outstanding shall be binding on all of the other Buyers; and

WHEREAS, the Buyer holds $6,880,000 of the principal amount of the Subordinated Notes outstanding.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreement herein contained and for other good and valuable consideration, the parties hereto agree as follows:

1.             AMENDMENT.

(a)           Section 8(f)(i) of the Subordinated Notes shall be amended and restated in its entirety as follows:

“Minimum Working Capital. The Company will not permit its Consolidated Working Capital, calculated as of the last day of any fiscal quarter ending after the Closing Date, to be less than $750,000. For purposes of this Section 8(f)(i) only, the calculation of Consolidated Working Capital shall exclude any warrant liability or change therein and any effect on the financial statements of the Company resulting from or otherwise related to (i) the Omnibus Amendment dated as of the date hereof involving the Warrants, (ii) the repricing of the warrants on the date hereof that were issued by the Company on July 28, 2005 pursuant to the Note and Warrant Purchase Agreement and to Libra FE, LP and (iii) any related amendment to or waiver dated as of the date hereof involving the Securities Purchase Agreement,

1

the Note and Warrant Purchase Agreement, any transaction document related thereto, or the registration rights agreement with Libra FE, LP.”

(b)           Section 8(f)(iii) of the Subordinated Notes shall be amended and restated in its entirety as follows:

“Minimum Leverage Ratio. The Company will not permit its Consolidated Leverage Ratio, calculated as of the end of any fiscal quarter ending after the Closing Date, to exceed (x) 3.00 for fiscal quarters ending on or before December 31, 2005, (y) 2.75 for fiscal quarters ending on or after March 31, 2006, and on or before December 31, 2006, or (z) 2.50 for fiscal quarters ending on or after March 31, 2007.  For purposes of this Section 8(f)(iii) only, the calculation of Consolidated Leverage Ratio shall exclude any warrant liability or change therein and any effect on the financial statements of the Company resulting from or otherwise related to (i) the Omnibus Amendment dated as of the date hereof involving the Warrants, (ii) the repricing of the warrants on the date hereof that were issued by the Company on July 28, 2005 pursuant to the Note and Warrant Purchase Agreement and to Libra FE, LP and (iii) any related amendment to or waiver dated as of the date hereof involving the Securities Purchase Agreement, the Note and Warrant Purchase Agreement, any transaction document related thereto, or the registration rights agreement with Libra FE, LP.”

(c)           Section 8(f)(iv) of the Subordinated Notes shall be amended and restated in its entirety as follows:

“Minimum EBITDA. The Company will not permit its Consolidated EBITDA for any fiscal quarter (calculated for the Test Period ending on the last day of such fiscal quarter; provided that for the Test Period ending on September 30, 2005, Consolidated EBITDA shall be (x) Consolidated EBITDA for the three-fiscal-quarter period ending on September 30, 2005 times (y) 4/3) to be less than (x) $5,000,000 for fiscal quarters ending on or before December 31, 2005, (y) $4,500,000 for fiscal quarters ending on or after March 31, 2006, and on or before December 31, 2006, or (z) $4,000,000 for fiscal quarters ending on or after March 31, 2007.  For purposes of this Section 8(f)(iv) only, the calculation of Consolidated EBITDA shall exclude any warrant liability or change therein and any effect on the financial statements of the Company resulting from or otherwise related to (i) the Omnibus Amendment dated as of the date hereof involving the Warrants, (ii) the repricing of the warrants on the date hereof that were issued by the Company on July 28, 2005 pursuant to the Note and Warrant Purchase Agreement and to Libra FE, LP and (iii) any related amendment to or waiver dated as of the date hereof involving the Securities Purchase Agreement, the Note and Warrant Purchase Agreement, any transaction document related thereto, or the registration rights agreement with Libra FE, LP.”

(d)           Section 8(f)(v) of the Subordinated Notes shall be amended and restated in its entirety as follows:

“Minimum Fixed Charge Coverage Ratio. The Company will not permit its Consolidated Fixed Charge Coverage Ratio for any fiscal quarter to be less than (x) 1.20 for fiscal quarters ending on or before December 31, 2005, or (y) 1.25 for fiscal quarters ending on or after March 31, 2006.  For purposes of this Section 8(f)(iv) only, the calculation of Consolidated Fixed Charge Coverage Ratio shall exclude any warrant liability or change therein and any effect on the financial statements of the Company resulting from or otherwise related to (i) the Omnibus Amendment dated as of the date hereof involving the Warrants, (ii) the repricing of the warrants on the date hereof that were issued by the Company on July 28, 2005 pursuant to the Note and Warrant Purchase Agreement and to Libra FE, LP and (iii) any related amendment to or waiver dated as of the date hereof involving the Securities Purchase Agreement,

2

the Note and Warrant Purchase Agreement, any transaction document related thereto, or the registration rights agreement with Libra FE, LP.”

2.             WAIVER. The Buyers agree to forever waive any Event of Default under the Notes that such Buyers are aware of that may have been triggered prior to the date hereof due to a breach of the negative covenant contained in Sections 8(f)(i), 8(f)(iii), 8(f)(iv) or 8(f)(v) of the Subordinated Notes resulting from any accrual of warrant liability.

3.             CONFLICTS. Except as expressly set forth in this Amendment and Waiver, the terms and provisions of the Subordinated Notes shall continue unmodified and in full force and effect. In the event of any conflict between this Amendment and Waiver and the Subordinated Notes, this Amendment and Waiver shall control.

4.             GOVERNING LAW. This Amendment and Waiver shall be governed and construed under the laws of the State of New York, and shall be binding on and shall inure to the benefit of the parties and their respective successors and permitted assigns.

5.             COUNTERPARTS. This Amendment and Waiver may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[Remainder of page left blank intentionally.]

3

IN WITNESS WHEREOF, the parties hereto have executed this Amendment and Waiver as of the date first set forth above.

COMPANY:

ARTISTdirect, Inc.

By:	/s/ Robert N. Weingarten

Name:	Robert N. Weingarten

Title:	Chief Financial Officer

BUYER:

DKR SoundShore Oasis Holding Fund, Ltd.

By:	/s/ Barbara Burger

Name:	Barbara Burger

Title:	Director

4

Exhibit 4.8

AMENDMENT AND WAIVER

THIS AMENDMENT AND WAIVER (“Amendment”) is made and entered into as of this 7th day of April, 2006, by and among ARTISTdirect, Inc., a Delaware corporation (the “Company”), and Libra FE, LP, a California limited liability company (“Holder”). Capitalized terms used herein and undefined shall have the meanings set forth in that certain warrant to purchase common stock issued by the Company on July 28, 2005 (the “Warrant”).

RECITALS

WHEREAS, the parties wish to provide for a temporary reduction in the exercise price of the shares of Common Stock underlying the Warrant;

WHEREAS, Section 10 of the Warrant permits any provision of the Warrant to be amended upon the written consent of the Company and the Holder;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements herein contained and for other good and valuable consideration, the parties hereto agree as follows:

1.             AMENDMENT. Notwithstanding anything contained in Section 1(c) of the Warrant to the contrary, the parties agree that for the period from April 7, 2006 until April 30, 2006 only, the exercise price of the shares of Common Stock underlying the Warrants shall be $1.85 per share (the “Temporary EP Reduction”); provided, that, if Holder elects to exercise any portion of the Warrant during the period of the Temporary EP Reduction, it must (i) return an irrevocable exercise notice to the Company by no later than the end of business on April 30, 2006 (the “Notice”) and (ii) make all payments to the Company covering the aggregate exercise price of the shares of Common Stock underlying the Warrant set forth in the Notice by cash payment or wire transfer of immediately available funds only by no later than the end of business on April 30, 2006.

2.             WAIVER. The parties acknowledge that the Company is also offering (a) a permanent reduction in the exercise price of warrants issued on July 28, 2005 to holders of subordinated debt from an exercise price of $1.55 per share to $1.43 per share and (b) a temporary reduction in the exercise price of warrants issued on July 28, 2005 to holders of senior debt from an exercise price of $2.00 per share to $1.85 per share, from April 7, 2006 until April 30, 2006 (collectively, the “Simultaneous Offer”). The Holder hereby agrees to forever waive any anti-dilution adjustments set forth in Section 2 of the Warrant triggered with respect to the Simultaneous Offer only.

3.             CONFLICTS. Except as expressly set forth in this Amendment, the terms and provisions of the Warrant shall continue unmodified and in full force and effect. In the event of any conflict between this Amendment and the Warrant, this Amendment shall control.

4.             GOVERNING LAW. This Amendment shall be governed and construed under the laws of the State of New York, and shall be binding on and shall inure to the benefit of the parties and their respective successors and permitted assigns.

5.             COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

1

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

COMPANY:

ARTISTdirect, Inc.

By:	/s/ Robert N. Weingarten

Name:	Robert N. Weingarten

Title:	Chief Financial Officer

HOLDER:

Libra FE, LP

By:	/s/ Jess M. Ravich

Name:	Jess M. Ravich

Title:	General Partner

2

Exhibit 4.9

AMENDMENT NO. 1

TO REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 (“Amendment”) is made and entered into as of this 7th day of April, 2006, by and among ARTISTdirect, Inc., a Delaware corporation (the “Company”), and Libra FE, LP, a California limited liability company (“Buyer”). Capitalized terms used herein and undefined shall have the meanings set forth in that certain Registration Rights Agreement (defined in the Recitals below).

RECITALS

WHEREAS, reference is made to that Registration Rights Agreement dated as of July 28, 2005 (the “Registration Rights Agreement”), by and among the Company and the Buyer;

WHEREAS, a resale registration statement on Form SB-2 filed with the Securities and Exchange Commission (“SEC”) by the Company was declared effective by the staff of the SEC (the “Staff”) on December 9, 2005 (the “Form SB-2”);

WHEREAS, the Form SB-2 covers the resale of the Registrable Securities received by the Buyer from the Company;

WHEREAS, pursuant to the rules set forth under the Securities Act of 1933, as amended (the “Act”), the Company is required to file with the SEC a post-effective amendment to the Form SB-2 in order to update disclosures and to include the Company’s year-end audited financial information contained in its Form 10-KSB (each, a “10-KSB Post-Effective Amendment”);

WHEREAS, a 10-KSB Post-Effective Amendment is subject to review and comment by the Staff (a “Review Period”);

WHEREAS, resales of the Registrable Securities cannot be effected by the Buyer pursuant to the Form SB-2 during a Review Period (an “Effectiveness Lapse”);

WHEREAS, the Buyer and the Company wish to clarify and agree that an Effectiveness Lapse that is triggered solely by the filing of a 10-KSB Post-Effective Amendment shall not be deemed a Maintenance Failure under Section 2f. of the Registration Rights Agreement, unless such Effectiveness Lapse exceeds a period of forty-five (45) days;

WHEREAS, Section 10 of the Registration Rights Agreement permits any provision of the Registration Rights Agreement to be amended upon the written consent of the Company and the Buyer;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements herein contained and for other good and valuable consideration, the parties hereto agree as follows:

1.             AMENDMENT.

(a)           Section 2.f. Notwithstanding anything contained in Section 2.f. of the Registration Rights Agreement to the contrary, the Buyer agrees that any Effectiveness Lapse that is triggered solely by the filing with the SEC of a 10-KSB Post-Effective Amendment shall not be deemed a Maintenance Failure until the Allowable Grace Period set forth in Section 1(c) below has expired. The Company further agrees to respond to any Staff comments relating to a 10-KSB Post-Effective Amendment that is received during the Review Period by no later than 5:30 p.m. Eastern Time on the seventh (7th) Business Day

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following receipt of any such Staff comments (the “Response Deadline”). In the event the Company fails to respond to any such Staff comments by the Response Deadline, such failure shall then be treated as a Maintenance Failure under Section 2.f of the Registration Rights Agreement for purposes of Registration Delay Payments. For purposes of calculating any Registration Delay Payments pursuant to this Section 1(a) only, penalties shall accrue beginning the earlier of (i) the date immediately after the date the Allowable Grace Period expires or (ii) the date immediately after the date the Company fails to meet the Response Deadline, as applicable.

(b)           Section 3.b.           Notwithstanding anything contained in Section 3.b. of the Registration Rights Agreement to the contrary, the Buyer agrees that the Company shall have ten (10) Business Days following the filing with the SEC of its Form 10-KSB to file a 10-KSB Post-Effective Amendment; provided, however, that in the event that the Company does not file a 10-KSB on or prior to the date such filing is required by the SEC, but does file a valid request for extension under 12b-25 prior to such date, the Company may extend the ten (10) Business Day period referenced above for a maximum of up to five (5) additional Business Days after the date that such filing is required to be made under the SEC rules and regulations. In no event shall the Company be permitted to file the 10-KSB Post-Effective Amendment more than fifteen (15) Business Days after the date that the Form 10-KSB is required to be filed under the SEC rules and regulations.

(c)           Section 3.o.           Notwithstanding anything contained in Section 3.p. of the Registration Rights Agreement to the contrary, the Buyers agree that the period of time from the filing with the SEC of a 10-KSB Post-Effective Amendment until the declaration of effectiveness of such 10-KSB Post-Effective Amendment by the Staff shall be deemed an Allowable Grace Period; provided, however, the Allowable Grace Period relating to the filing with the SEC of a 10-KSB Post-Effective Amendment and having such 10-KSB Post-Effective Amendment declared effective shall not exceed a period of forty-five (45) days. The measurement period of the Allowable Grace Period for the 10-KSB Post Effective Amendment shall begin to run on the earlier of (i) the date that the 10-KSB Post-Effective Amendment is filed by the Company with the SEC or (ii) the date on which the 10-KSB Post-Effective Amendment is permitted to be filed under (b) above.

2.             CONFLICTS. Except as expressly set forth in this Amendment, the terms and provisions of the Registration Rights Agreement shall continue unmodified and in full force and effect. In the event of any conflict between this Amendment and the Registration Rights Agreement, this Amendment shall control.

3.             GOVERNING LAW. This Amendment shall be governed and construed under the laws of the State of New York, and shall be binding on and shall inure to the benefit of the parties and their respective successors and permitted assigns.

4.             COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

COMPANY:

ARTISTdirect, Inc.

By:	/s/ Robert N. Weingarten

Name:	Robert N. Weingarten

Title:	Chief Financial Officer

BUYER:

Libra FE, LP

By:	/s/ Jess M. Ravich

Name:	Jess M. Ravich

Title:	General Partner

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Exhibit 10.1

AMENDMENT NO. 1

AND WAIVER

TO NOTE AND WARRANT PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 AND WAIVER (“Amendment and Waiver”) is made and entered into as of this 7th day of April, 2006, by and among ARTISTdirect, Inc., a Delaware corporation (the “Company”), and the undersigned Purchasers. Capitalized terms used herein and undefined shall have the meanings set forth in that certain Agreement (defined in the Recitals below).

RECITALS:

WHEREAS, reference is made to that certain Note and Warrant Purchase Agreement dated as of July 28, 2005 (the “Agreement”), by and among the Company and the Purchasers;

WHEREAS, the parties wish to amend Sections 7(h)(i), 7(h)(iii), 7(h)(iv) and 7(h)(v) and the definition of “Excess Cash Flow” contained in the Agreement;

WHEREAS, Section 13(e) of the Agreement permits any provision of the Agreement to be amended upon the written consent of the holder or holders representing at least a majority of the principal amount of the Notes outstanding;

WHEREAS, pursuant to the terms of the Agreement, any amendment of a provision of the Agreement by the holder or holders representing at least a majority of the principal amount of the Notes outstanding shall be binding on all of the other Purchasers; and

WHEREAS, the undersigned Purchasers hold one hundred percent (100%) of the principal amount of the Notes outstanding.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements herein contained and for other good and valuable consideration, the parties hereto agree as follows:

1.             AMENDMENT.

(a)           Section 7(h)(i) of the Agreement shall be amended and restated in its entirety as follows:

“Minimum Working Capital. The Company will not permit its Consolidated Working Capital, calculated as of the last day of any fiscal quarter ending after the Closing Date, to be less than $750,000. For purposes of this Section 7(h)(i) only, the calculation of Consolidated Working Capital shall exclude any warrant liability or change therein and any effect on the financial statements of the Company resulting from or otherwise related to (i) the Omnibus Amendment dated as of the date hereof involving the Warrants, (ii) the repricing of the warrants on the date hereof that were issued by the Company on July 28, 2005 pursuant to the Securities Purchase Agreement and to Libra FE, LP and (iii) any related amendment to or waiver dated as of the date hereof involving the Agreement, the Securities Purchase Agreement, any transaction document related thereto, or the registration rights agreement with Libra FE, LP.”

(b)           Section 7(h)(iii) of the Agreement shall be amended and restated in its entirety as follows:

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“Minimum Leverage Ratio. The Company will not permit its Consolidated Leverage Ratio, calculated as of the end of any fiscal quarter ending after the Closing Date, to exceed (x) 3.00 for fiscal quarters ending on or before December 31, 2005, (y) 2.75 for fiscal quarters ending on or after March 31, 2006, and on or before December 31, 2006, or (z) 2.50 for fiscal quarters ending on or after March 31, 2007.  For purposes of this Section 7(h)(iii) only, the calculation of Consolidated Leverage Ratio shall exclude any warrant liability or change therein and any effect on the financial statements of the Company resulting from or otherwise related to (i) the Omnibus Amendment dated as of the date hereof involving the Warrants, (ii) the repricing of the warrants on the date hereof that were issued by the Company on July 28, 2005 pursuant to the Securities Purchase Agreement and to Libra FE, LP and (iii) any related amendment to or waiver dated as of the date hereof involving the Agreement, the Securities Purchase Agreement, any transaction document related thereto, or the registration rights agreement with Libra FE, LP.”

(c)           Section 7(h)(iv) of the Agreement shall be amended and restated in its entirety as follows:

“Minimum EBITDA. The Company will not permit its Consolidated EBITDA for any fiscal quarter (calculated for the Test Period ending on the last day of such fiscal quarter; provided that for the Test Period ending on September 30, 2005, Consolidated EBITDA shall be (x) Consolidated EBITDA for the three-fiscal-quarter period ending on September 30, 2005 times (y) 4/3) to be less than (x) $5,000,000 for fiscal quarters ending on or before December 31, 2005, (y) $4,500,000 for fiscal quarters ending on or after March 31, 2006, and on or before December 31, 2006, or (z) $4,000,000 for fiscal quarters ending on or after March 31, 2007.  For purposes of this Section 7(h)(iv) only, the calculation of Consolidated EBITDA shall exclude any warrant liability or change therein and any effect on the financial statements of the Company resulting from or otherwise related to (i) the Omnibus Amendment dated as of the date hereof involving the Warrants, (ii) the repricing of the warrants on the date hereof that were issued by the Company on July 28, 2005 pursuant to the Securities Purchase Agreement and to Libra FE, LP and (iii) any related amendment to or waiver dated as of the date hereof involving the Agreement, the Securities Purchase Agreement, any transaction document related thereto, or the registration rights agreement with Libra FE, LP.”

(d)           Section 7(h)(v) of the Agreement shall be amended and restated in its entirety as follows:

“Minimum Fixed Charge Coverage Ratio. The Company will not permit its Consolidated Fixed Charge Coverage Ratio for any fiscal quarter to be less than (x) 1.20 for fiscal quarters ending on or before December 31, 2005, or (y) 1.25 for fiscal quarters ending on or after March 31, 2006.  For purposes of this Section 7(h)(iv) only, the calculation of Consolidated Fixed Charge Coverage Ratio shall exclude any warrant liability or change therein and any effect on the financial statements of the Company resulting from or otherwise related to (i) the Omnibus Amendment dated as of the date hereof involving the Warrants, (ii) the repricing of the warrants on the date hereof that were issued by the Company on July 28, 2005 pursuant to the Securities Purchase Agreement and to Libra FE, LP and (iii) any related amendment to or waiver dated as of the date hereof involving the Agreement, the Securities Purchase Agreement, any transaction document related thereto, or the registration rights agreement with Libra FE, LP.”

(e)           The definition of “Excess Cash Flow” shall be amended and restated in its entirely as follows:

“Excess Cash Flow” means, for any period, (A) the Consolidated EBITDA (excluding any warrant liability or change therein and any effect on the financial statements of the Company

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resulting from or otherwise related to (i) the Omnibus Amendment dated as of the date hereof involving the Warrants, (ii) the repricing of the warrants on the date hereof that were issued by the Company on July 28, 2005 pursuant to the Securities Purchase Agreement and to Libra FE, LP and (iii) any related amendment to or waiver dated as of the date hereof involving the Agreement, the Securities Purchase Agreement, any transaction document related thereto, or the registration rights agreement with Libra FE, LP.) for such period minus (B) the sum (without duplication) of (i) Consolidated Interest Expense paid in cash during such period, (ii) income tax expense paid by in cash by the Company and its Subsidiaries during such period, (iii) voluntary principal payments on the Notes made during such period, and (iv) Consolidated Capital Expenditures permitted pursuant to Section 7(h) which are paid in cash during such period (other than Consolidated Capital Expenditures financed (but only to the extent financed) with equity proceeds, insurance or condemnation proceeds or Indebtedness proceeds), in each case calculated on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP.”

2.             WAIVER. The Purchasers agree to forever waive any Event of Default under the Notes that may have been triggered prior to the date hereof due solely from a breach of the negative covenants contained in Sections 7(h)(i), 7(h)(iii), 7(h)(iv) or 7(h)(v) of the Agreement resulting from any accrual of warrant liability.

3.             CONFLICTS. Except as expressly set forth in this Amendment and Waiver, the terms and provisions of the Agreement shall continue unmodified and in full force and effect. In the event of any conflict between this Amendment and Waiver and the Agreement, this Amendment and Waiver shall control.

4.             GOVERNING LAW. This Amendment and Waiver shall be governed and construed under the laws of the State of New York, and shall be binding on and shall inure to the benefit of the parties and their respective successors and permitted assigns.

5.             COUNTERPARTS. This Amendment and Waiver may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment and Waiver as of the date first set forth above.

COMPANY:

ARTISTdirect, Inc.

By:	/s/ Robert N. Weingarten

Name:	Robert N. Weingarten

Title:	Chief Financial Officer

PURCHASERS:

JMB Capital Partners, L.P.

By:	/s/ Cyrus Hadidi

Name:	Cyrus Hadidi

Title:	Partner

JMG Capital Partners, L.P.

By:	/s/ [ILLEGIBLE]

Name:	[ILLEGIBLE]

Title:	[ILLEGIBLE]

JMG Triton Offshore Fund, Ltd.

By:	/s/ [ILLEGIBLE]

Name:	[ILLEGIBLE]

Title:	[ILLEGIBLE]

CCM Master Qualified Fund, Ltd.

By:	/s/ Clint D. Coghill

Name:	Clint D. Coghill

Title:	Director

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